UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2014

DARA BioSciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 Six Forks Road, Suite 160, Raleigh, NC	27615
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (919) 872-5578

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 11, 2014, DARA BioSciences, Inc. (the “Company”), DARA Therapeutics, Inc., a wholly owned subsidiary of the Company (“DTI”) and The General Hospital Corporation d/b/a Massachusetts General Hospital (“MGH”) entered into an Exchange and Amendment Agreement (the “Exchange and Amendment Agreement”).  Pursuant to the Exchange and Amendment Agreement, (i) MGH exchanged its 25% equity interest in DTI for 165,000 shares of the Company’s common stock and warrants to purchase up to an aggregate of 300,000 shares of the Company’s common stock, (ii) the parties effected certain amendments to that certain License Agreement dated as of May 3, 2004 (the “Existing Agreement”) by and among the Company, DTI and MGH, and (iii) MGH released the Company, DTI and certain related parties from certain claims arising the License Agreement and MGH’s previous equity interest in DTI.  Pursuant to the Existing Agreement, DTI licenses from MGH certain intellectual property rights related to the use of certain spicamycin derivatives for use in treating pain that are used in connection with the Company’s development of the KRN5500 compound.

125,000 of the warrants issued to MGH (the “Phase 2b Warrant”) vest upon the completion of the final study report of a clinical trial in which the Company’s KRN5500 compound is demonstrated to meet certain pre-specified endpoints.  The remaining 175,000 warrants issued to MGH (the “FDA Approval Warrant”) vest upon the U.S. Food and Drug Administration’s approval of the use of KRN5500 for the parenteral treatment of painful, chronic, chemotherapy induced peripheral neuropathy that is refractory to conventional analgesics.

Copies of the Exchange and Amendment Agreement, the Phase 2b Warrant and the FDA Approval Warrant are filed with this Current Report on Form 8-K as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.  The foregoing descriptions of such agreements and the transactions contemplated therein do not purport to be complete and are qualified in the entirety by reference to the full text of each such agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K with respect to the Exchange and Amendment Agreement, the Phase 2b Warrant, the FDA Approval Warrant and the securities to be issued in connection with each of the foregoing, which information is incorporated by reference.  The new securities issued to MGH were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.  The securities contain a legend restricting transferability absent registration or applicable exemption. MGH received current information about the Company and had the opportunity to ask questions about the Company.  MGH was deemed accredited.

The foregoing descriptions of the issuance of the Exchange and Amendment Agreement, the Phase 2b Warrant, the FDA Approval Warrant the securities to be issued in connection with each of the foregoing do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, the forms of which are attached as exhibits hereto and are incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1	Exchange and Amendment Agreement dated as of December 11, 2014
4.1	Common Stock Purchase Warrant dated as of December 11, 2014 with respect to 125,000 shares of common stock of DARA BioSciences, Inc.
4.2	Common Stock Purchase Warrant dated as of December 11, 2014 with respect to 175,000 shares of common stock of DARA BioSciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.
Date: December 15, 2014	By:	/s/ Christopher G. Clement
Christopher G. Clement
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange and Amendment Agreement dated as of December 11, 2014
4.1	Common Stock Purchase Warrant dated as of December 11, 2014 with respect to 125,000 shares of common stock of DARA BioSciences, Inc.
4.2	Common Stock Purchase Warrant dated as of December 11, 2014 with respect to 175,000 shares of common stock of DARA BioSciences, Inc.